UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  February 14, 2013
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Diebold, Incorporated (the “Company”) previously reported on its Current Report on Form 8-K, filed on January 24, 2013, that effective as of January 19, 2013, Henry D. G. Wallace had been appointed Executive Chairman until the Company hires a permanent Chief Executive Officer.
In connection with his appointment as Executive Chairman, on February 14, 2013, the Company's Board of Directors approved a monthly salary of $70,000 for Mr. Wallace, until such time as the Company hires a permanent Chief Executive Officer. During this interim period, Mr. Wallace will not receive any additional fees associated with his role as a director, including any board retainer or committee fees; however, he will continue to be eligible to receive equity grants under the Company's Amended and Restated 1991 Equity and Performance Incentive Plan consistent with those grants approved by the Board for other directors, and he will also continue to be eligible to defer his cash compensation through the Company's Deferred Compensation Plan for Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
February 20, 2013	By:	/s/ Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Vice President, General Counsel and Secretary